                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ELLETT BROTHERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ELLETT BROTHERS,INC.
                               267 COLUMBIA AVENUE
                          CHAPIN, SOUTH CAROLINA 29036


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 28, 1997



         The Annual Meeting of Shareholders of Ellett Brothers, Inc. will be held at the Company's offices at 267 Columbia Avenue, Chapin, South Carolina on Wednesday, May 28, 1997, at 10:00 a.m., for the following purposes:

         (1)      To elect six members to the Board of Directors;

         (2) To ratify the appointment of the Company's independent auditors, subject to the acceptance by the Company's Board of Directors of a definitive fee proposal; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders whose names appeared of record on the books of the Company at the close of business on April 15, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.




                                                  E. Wayne Gibson
                                                  Secretary


Dated:  April 21, 1997



YOU ARE REQUESTED TO FILL IN, DATE, SIGN AND RETURN THE PROXY SUBMITTED HEREWITH IN THE ENCLOSED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                              ELLETT BROTHERS,INC.
               267 COLUMBIA AVENUE - CHAPIN, SOUTH CAROLINA 29036

                                 PROXY STATEMENT

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ellett Brothers, Inc. (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 267 Columbia Avenue, Chapin, South Carolina, on Wednesday, May 28, 1997, at 10:00 a.m., and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 15, 1997.

         Any shareholder who executes the form of proxy referred to in the Proxy Statement may revoke it at any time before it is exercised. The proxy may be revoked by either an instrument revoking it or by a duly executed proxy bearing a later date filed with the Secretary of the Company. The voting of such proxy will be suspended if the person executing the proxy attends the Annual Meeting and elects to vote in person. Whether or not you plan to attend, you are urged to sign and return the enclosed proxy.

         The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors and officers of the Company may also solicit proxies personally or by telephone or telegram; however, no compensation will be paid for such solicitations. In addition, the Company will bear the expenses of brokerage houses and other custodians, nominees and fiduciaries, who, at the request of the Company, may send proxies and proxy solicitation material to their clients and principals.

VOTING SECURITIES OUTSTANDING

         The Board of Directors has fixed the close of business on April 15, 1997, as the record date and time for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournments thereof. As of April 15, 1997, there were 5,176,918 issued and outstanding shares of the Company's no par value common stock (the "Common Stock"). All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting and there are no other outstanding shares of capital stock of the Company eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company's Articles of Incorporation. Consequently, each eligible share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company consist of the persons named in the table below, each of whom will hold the position reflected as being held by him in the table. Each director has been elected to serve until the next annual meeting of shareholders of the Company or until his successor is elected and qualified. The executive officers of the Company were elected by, and will serve at the discretion of, the Board of Directors. Additional information with respect to those persons who serve as directors and executive officers is set forth below:

Name                              Age        Position
-----------------------           ---        -------------------------------------------------------------
Joseph F. Murray, Jr.              47        President; Chief Executive Officer; Director

Eddy G. Van Dyke                   52        Vice President; Chief Operating Officer

Richard M. Eddinger                45        Vice President of Finance; Treasurer; Chief Financial Officer

Robert D. Gorham, Jr.              65        Chairman of the Board of Directors

E. Wayne Gibson                    44        Chairman of the Executive Committee; Secretary; Director

William H. Batchelor               65        Director

Charles V. Ricks                   63        Director

William H. Stanley                 71        Director

JOSEPH F. MURRAY, JR. has served as President and Chief Executive Officer of the Company since he was hired in April 1991. Prior to joining the Company, he served for one and a half years as Vice President of Sales and Marketing for Simmons Outdoor Corporation, a major sports optical company specializing in firearm scopes, binoculars, and telescopes. Mr. Murray has over twenty-two years of experience in the telemarketing and sporting goods distribution business, having served prior to 1989 as President and Chief Executive Officer for the last three of his fifteen years with Southern Gun and Tackle Distributors, which at that time was one of the nation's largest sporting goods distributors. He has served in several industry organizations and is currently President of the National Association of Sporting Goods Wholesalers. Mr Murray attended the University of Bridgeport in Connecticut. Mr Murray has been a director of the Company since June 1993.

EDDY G. VAN DYKE joined Ellett Brothers as Chief Operating Officer on January 2, 1997 and brings considerable operational and international experience to the Company. Prior to joining the Company, he served twelve years with True Temper Sports, a major OEM supplier to the golf, bicycle and sporting goods industries, where he served as Vice President of Manufacturing, Vice President of Operations and as President for the last nine of his twelve years. Prior to joining True Temper Sports, Mr. Van Dyke served as Vice President of Research and Development for the Ben Hogan Company. He has over twenty-four years experience in sporting goods and has recently served on the board of the Sporting Goods Manufacturers Association and on its executive committee, as well as serving as Chairman of the National Golf Foundation. He currently serves on the Board of Directors for Merit Golf. Mr. Van Dyke is a gradute of Texas Christian University.

RICHARD M. EDDINGER has served as Vice President of Finance, Chief Financial Officer and Treasurer of the Company since he was hired in May 1991. For ten years prior to joining Ellett Brothers, he served in several positions, including Vice President of Information Resources, with Omni Hotel Managment Corporation where he headed its efforts in the installation of telemarketing and electronic distribution systems. His experience also includes several years with Marriott Corporation and Authur Anderson & Co. He is a member of the American Institute of Certified Public Accountants. Mr. Eddinger received his masters degree in business administration from the University of North Carolina at Chapel Hill.

ROBERT D. GORHAM, JR. is a private investor and, since 1965, has been the controlling shareholder and a director of The Tuscarora Corporation, a private holding company based in Rocky Mount, North Carolina. Mr. Gorham recieved his masters degree in business administration from Harvard University. Mr. Gorham has been a director and has served as Chairman of the Board of Directors of the Company since The Tuscarora Corporation acquired it in 1985.

E. WAYNE GIBSON has served as President and a director of The Tuscarora Corporation since 1982 and as President and sole shareholder of EWG Investments, Inc. since 1982. He has served The Tuscarora Corporation in numerous full time positions since 1976, including Chief Financial Officer and Executive Vice President. Mr Gibson received his masters degree in business administration from the University of North Carolina at Chapel Hill. Mr. Gibson has been a director and has served as Chairman of the Executive Committee and Secretary of the Company since The Tuscarora Corporation aquired it in 1985.

WILLIAM H. BATCHELOR has served as City Manager of the City of Rocky Mount, North Carolina for seventeen years, prior to his retirement on December 31, 1994. He also held that office for ten years prior to 1970. He has served as a director of The Tuscarora Corporation for more than twenty-six years and served as its Executive Vice President from 1970 to 1976. Following his retirement as City Manager, he returned to this executive officer position. Since 1986, he has served as Chairman of the Board of New Southern of Rocky Mount, Inc., a peanut and cotton seed processing company. Mr. Batchelor is a graduate of North Carolina State University. Mr. Batchelor has been a director of the Company since The Tuscarora Corporation acquired it in 1985.

CHARLES V. RICKS has been a financial and tax advisor since 1958. He has been an independent consultant to a number of closely-held businesses since August 1985 when he resigned as partner in charge of the Charlotte, North Carolina tax practice of Price Waterhouse. Prior to joining Price Waterhouse in 1975, he had been a partner in a private investment partnership for four years. He also was associated with Arthur Anderson & Co. for approximately twelve years, resigning as a tax partner in January 1971. Mr. Ricks graduated summa cum laude from Duke University. Mr. Ricks has been a director of the Company since 1993.

WILLIAM H. STANLEY is past President, Chairman, and Chief Executive Officer of Peoples Bank & Trust Co. of Rocky Mount, North Carolina. He served in various capacities for Peoples Bank from 1950 to 1985. Since his retirement from Peoples Bank he has served as a director of Boddie-Noell Restaurant Properties, Inc., a director of Rocky Mount Mills, and Chairman of the Nash County Social Services Board. Mr. Stanley has been a director of the company since 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The Tuscarora Corporation, Tuscarora Marketing Group, Inc., EWG Investments, Inc., and Tuscarora Foundation, Inc. together own over 50% of the Common Stock eligible to be voted at the Annual Meeting. Consequently, these four shareholders, as a group, are in a position to control the outcome of each matter currently scheduled to be brought to a vote at the Annual Meeting. Each of these corporations has indicated to the Company that it intends to vote all of the shares of Common Stock owned by it in favor of the election of each of the six nominees for election as a director, and in favor of the ratification of the appointment of the Company's independent auditors. In such event, each of the six nominees listed in this Proxy Statement will be elected to the Board of Directors, and the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1997 fiscal year will be ratified, regardless of the votes that may be cast by the holders of the balance of the outstanding shares of Common Stock.

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock of the Company as of April 15, 1997. Information is presented for (i) shareholders owning more than five percent of the outstanding Common Stock, (ii) each director and executive officer of the Company, individually, and (iii) all directors and executive officers of the Company, as a group. Except as otherwise specified, each of the shareholders named in the table has indicated to the Company that such shareholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by that shareholder.


Name                                                        Number of Shares(1)       Percent(1)
------------------------------------------------------------------------------------------------
E. Wayne Gibson(2)
   Chairman of the Executive Committee,
   Secretary and Director                                      2,625,000(3)              50.7%

Robert D. Gorham, Jr.(2)
   Chairman of the Board                                       2,075,000(4)              40.1

The Tuscarora Corporation(2)                                   1,945,000                 37.6

EWG Investments, Inc.(2)                                         550,000                 10.6

CL Capital Management, Inc.(2)                                   500,600                  9.7

T. Rowe Price Associates, Inc.(2)                                500,000(5)               9.7

AWM Investment Company (2)                                       282,700                  5.5

Joseph F. Murray, Jr
   President, Chief Executive Officer
   and Director                                                  145,918                  2.8

Eddy G. Van Dyke
   Vice President and Chief Operating Officer                        -0-                  -0-

Richard M. Eddinger
   Vice President of Finance,
   Treasurer and Chief Financial Officer                          34,000                    *

William H. Batchelor
   Director                                                        5,000(6)                 *

William H. Stanley
   Director                                                        3,700                    *

Charles V. Ricks
   Director                                                          -0-                  -0-

All directors and executive officers as a group
   (8 persons)                                                 2,813,618                 54.3%

-------------------------
  *   Amount represents less than 1.0%

(1) Benefical ownership is determined in accordance with the rules and regulations if the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options currently exercisable or convertable, or execisable or convertable within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage ownership is based on 5,176,918 shares outstanding on the Record Date.

(2) The address of E. Wayne Gibson, Robert D. Gorham, Jr., The Tuscarora Corporation, and EWG Investments, Inc. is Post Office Box 912, Rocky Mount, North Carolina 27802. The address of CL Capital Management, Inc. is 6151 Powers Ferry Rd., NW, Suite 550, Atlanta, Georgia, 30339. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland, 21202. The address of AWM Investment Company, Inc. is 153 East 53 Street, New York, New York, 10022.

(3) Shares reflected as beneficially owned include all shares reflected in the table as beneficially owned by The Tuscarora Corporation and EWG Investments, Inc., 40,000 shares owned by Tuscarora Marketing Group, Inc. and 90,000 shares owned by Tuscarora Foundation, Inc., a charitable foundation of which Mr. Gibson is a director and an executive officer. Mr. Gibson is the sole shareholder and President of EWG Investments, Inc; President, a director and a principal shareholder of The Tuscarora Corporation, and President and a director of Tuscarora Marketing Group, Inc.

(4) Shares reflected as beneficially owned include all shares reflected in the table as beneficially owned by The Tuscarora Corporation, 40,000 shares owned by Tuscarora Marketing Group, Inc. and 90,000 shares owned by Tuscarora Foundation, Inc., a charitable foundation of which Mr. Gorham is a director. Mr. Gorham is the majority shareholder and a director of The Tuscarora Corporation, and the sole shareholder and a director of Tuscarora Marketing Group, Inc.

(5) Schedules filed with the Securities and Exchange Commission reflect that these securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 300,000 shares, representing 5.9% of the shares outstanding), as to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) Excludes shares owned by The Tuscarora Corporation and Tuscarora Marketing Group, Inc. Mr. Batchelor is a director of both of such corporations.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         Pursuant to the authority granted to it by the Company's Bylaws, the Board of Directors has set the size of the Board at six members. The Executive Committee of the Board of Directors has recommended six nominees for election as directors, consisting of the existing six members of the Board of Directors, to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and shall have qualified.

         The persons nominated below will be elected if they receive a plurality of the votes cast in the election of directors. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining a plurality. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. The proxies solicited for this meeting cannot be voted for a greater number of persons than the number of nominees named. Cumulative voting in the election of directors is not permitted by the Company's Articles of Incorporation. If any nominee shall become unavailable for any reason, the persons named in the form of proxy shall vote for a substitute nominee or vote to reduce the number of directors to be elected as directed by the Executive Committee of the Company. The Board of Directors has no reason to believe that any of the nominees listed below will not be available for election as a director.

         THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED HEREIN.

NOMINEES FOR DIRECTORS

         Name                                               Age
         ---------------------------                        ---
         William H. Batchelor                                65
         E. Wayne Gibson                                     44
         Robert D. Gorham, Jr.                               65
         Joseph F. Murray, Jr.                               47
         Charles V. Ricks                                    63
         William H. Stanley                                  71

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation, including bonuses, earned by the Chief Executive Officer and by each of the executive officers of the Company whose annual compensation from the Company during 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                                                                       Compensation
                                                                                          Awards
                                                                                Restricted      Securities         All
                                                                                  Stock         Underlying        Other
Name and Principal Position                  Annual Compensation                 Awards(1)       Options      Compensation(2)
----------------------------------------------------------------------------------------------------------------------------

                                       Year         Salary          Bonus
                                       ----------------------------------
Joseph F. Murray, Jr.                  1996       $ 270,577       $ 217,055    $ 250,000          95,918          $ 5,512
President and                          1995         225,000         270,670                                         3,512
Chief Executive Officer                1994         225,000         463,034                                         3,052

Richard M. Eddinger                    1996       $ 120,923       $  12,000    $  90,000          16,000          $ 2,426
V.P. of Finance, Treasurer and         1995         120,000          19,760                                         2,396
Chief Financial Officer                1994         108,000          33,803                                         1,079


(1) During 1996, the Company granted restricted stock awards to Joseph F. Murray, Jr. and Richard M. Eddinger of 40,000 and 18,000 shares respectively. The awards were valued at the market price per share on the date of each grant. The award for Joseph F. Murray, Jr. vests evenly over a four-year period commencing on June 6, 1996 while the award for Richard M. Eddinger vests evenly over a three year period commencing on November 18, 1996. Dividends will be paid on the outstanding awards from the time of each grant. No other restricted shares were held by either of Messrs. Murray or Eddinger as of the fiscal year-end.

(2) Amounts included under the heading "All Other Compensation" for 1996 include (i) $1,512, and $1,223 in premiums for life insurance provided by the Company for the benefit of Messrs. Murray, and Eddinger, respectively, and (ii) $1,500 in Company contributions to the Company's 401(k) plan for the account of Mr. Murray, and $1,203 for the account of Mr. Eddinger, and (iii) $2,500 for Mr. Murray in directors' meeting fees.

OPTION GRANTS

              The following table sets forth certain information with respect to options to purchase Common Stock granted on November 18, 1996 to certain of the Company's executive officers. The options set forth below were issued at an exercise price of 85% of the market value per share on the date of exercise. These options provided that any shares acquired upon exercise would replace on a share for share basis the ten-year options originally granted to each of the indicated officers in 1993 and repriced in 1995 to purchase the same number of shares. See "Compensation Committee Report on Executive Compensation - Common Stock Option Repricing."

                        OPTION GRANTS IN LAST FISCAL YEAR

                                          Individual Grants

                                                                                              Potential Realizable Value at
                                           Percent of Total                                      Assumed Annual Rates of
                             Number of         Options                                          Stock Price Appreciation
                             Securities       Granted to     Exercise or                             For Option Term
                             Underlying        Employees      Base Price       Expiration
Name                       Option Granted       in 1996       Per Share(1)       Date(2)           0%(3)   5%(4)   10%(4)
------------------------------------------------------------------------------------------------------------------------
Joseph F. Murray, Jr.          95,918            85.7%         $ 4.25        Dec. 18, 1996      $ 71,939    -       -
President and
Chief Executive Officer

Richard M. Eddinger            16,000            14.3            4.25        Dec. 18, 1996        12,000    -       -
Vice President of Finance,
Treasurer and Chief Financial Officer


(1) The price in the table reflects for each officer the actual price at which the option was exercised.
(2) The expiration date of the options granted in 1996 was December 18, 1996. Prior to such expiration date, each of Messrs. Murray and Eddinger notified the Company of his intent to exercise all of his outstanding options. Closing for the exercise of the options was pending as of the end of the fiscal year.
(3) Represents the value of the options at the grant date, calculated as the product of the number of options and the difference between (i) the per-share market price at the grant date and (ii) the per-share exercise price of the option.
(4) Because these options were exercised prior to fiscal year-end, potential realizable value assuming annual appreciation was not calculated. See "Aggregated Option Exercises in Last Fiscal Year" for actual value realized upon exercise of options.

FISCAL YEAR-END OPTION VALUES
         The following table sets forth certain information with respect to unexercised options to purchase Common Stock held at December 31, 1996. None of the named executive officers exercised any options during the fiscal year-ended December 31, 1996.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                       Shares
                                      Acquired
                                         on       Value
               Name                   Exercise  Realized
               -----------------------------------------
               Joseph F. Murray, Jr.   95,918   $71,939

               Richard M. Eddinger     16,000    12,000

         No options were held by either of Messrs. Murray or Eddinger at fiscal year end.

SAVINGS AND RETIREMENT PLAN

         The Company has a tax-qualified employee savings and retirement plan (the "Plan") covering substantially all of the Company's full-time employees (whom the Company refers to as "associates") who meet certain age and length of service requirements. Pursuant to the Plan, associates may elect to reduce their compensation by up to the statutorily prescribed annual limit ($9,500 in 1996) and have the amount of such reduction contributed to the Plan. The Plan permits, but does not require, additional matching contributions to the Plan by the Company on behalf of all participants in the Plan. The Plan is intended to qualify under Section 401(k) of the Internal Revenue Code so that contributions by participants or by the Company to the Plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The assets of the Plan are invested at the discretion of the Plan trustees.

COMPENSATION OF DIRECTORS

         Each director of the Company is paid a fee of $500 for attending each meeting of the Board of Directors and of committees of the Board of Directors. All directors of the Company are reimbursed by the Company for all out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees of the Board of Director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1996, matters of executive compensation were decided by the Compensation Committee of the Board of Directors. The Compensation Committee is composed of E. Wayne Gibson, Chairman, and Robert D. Gorham, Jr. Each of these individuals is also an executive officer of the Company and, beginning in 1994, each of Mr. Gorham and Mr. Gibson began receiving an annual salary of $75,000. These salaries were approved by a vote of the disinterested directors of the full Board of Directors. See "Compensation Committee Report on Executive Compensation" and "Certain Relationships and Related Transactions".

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company had a total of five meetings during 1996. No director attended fewer than 75% of the total of such Board meetings and the meetings of the committees upon which he served during the period for which he was a director.

         Among its standing committees the Company has an Audit Committee, a Compensation Committee and an Executive Committee.

         The Audit Committee consists of William H. Stanley and Charles V. Ricks. This Committee recommends to the Board of Directors the engagement of the independent auditors for the Company, determines the scope of the auditing of the books and accounts of the Company, reviews the reports submitted by the auditors, examines procedures employed in connection with the Company's internal control structure and makes recommendations to the Board of Directors as may be appropriate. This Committee met twice during 1996.

         The Compensation Committee consists of E. Wayne Gibson and Robert D. Gorham, Jr. This Committee sets the salaries and other compensation of all officers and directors of the Company, except the salaries of the Chairman of the Board and the Chairman of the Executive Committee, and all other employees whose salaries are at a monthly rate at or above a level as determined from time to time by the Board of Directors. This Committee met four times during 1996.

         One of the duties of the Executive Committee is the annual recommendation to the Board of Directors of the size and composition of the Board of Directors. The Executive Committee will consider nominees for the Board of Directors recommended by shareholders. Recommendations by shareholders should be forwarded to the Secretary of the Company and should identify the nominee by name and provide pertinent information concerning his or her background and experience. A shareholder recommendation must be received at least one hundred and twenty days prior to the date of the annual meeting of shareholders. The Executive Committee, consisting of Joseph F. Murray, E. Wayne Gibson and Robert
D. Gorham, Jr., met fourteen times in 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is designed to attract, motivate and fairly reward people with the capabilities required for the Company to achieve its objectives. It is the Company's belief that a program which fulfills the financial and emotional needs of its executives is an important means of retaining them.

         The Compensation Committee seeks to align executives' performance objectives with the interests of shareholders, and to structure compensation plans to reach a balance between achievement of short-term business plans and long-term strategic goals. Compensation for executive officers, therefore, is designed to be directly linked to the Company's performance. This is accomplished through annual bonus programs, substantially dependent upon the Company's financial performance, combined with stock options which provide additional value to certain executives as the value of the Common Stock grows. Each of these components has an integral role in the total executive compensation program.

         Each of the members of the Compensation Committee is also an executive officer of the Company. Robert D. Gorham, Jr., Chairman of the Board of Directors, and E. Wayne Gibson, Chairman of the Executive Committee and Secretary, each received $75,000 in compensation from the Company for his services as an officer during 1996. This amount was determined by the remaining members of the Board of Directors without a recommendation from the Compensation Committee and with Mr. Gorham and Mr. Gibson abstaining from voting in each case. The consideration by the full Board of Directors of the Committee's recommendations regarding Joseph F. Murray's compensation as President and Chief Executive Officer are made without the presence or participation of Mr. Murray.

         In general, compensation for each of the Company's associates, including the executive officers, is based on the associate's responsibilities and performance over a period of time. The Company's executive compensation program has four principal components: base salary, annual variable incentive compensation, stock options, and other compensation. The Committee believes these components combine to provide a fair and competitive package, while helping the Company to achieve its objectives, both short-and long-term.

         Base Salary: The salary of each executive is regularly reviewed against comparable positions in other companies in the Company's industry. Each executive's base salary is then determined based on that information as well as the individual's performance over time. The Company believes that a position is ultimately only worth a certain amount in base salary, and that additional compensation should be determined by incentives.

         Annual Variable Incentive Compensation: The Company believes that, for executives with the most influence on profitability, a meaningful portion of compensation should be "at risk," providing a direct link between pay and the Company's results for the year. The Company has a bonus program that rewards its executives, department managers, and certain other associates based both on the Company's financial performance during each year and the personal performance of the associate. Such incentives are paid in two ways. First is a bonus based upon successfully meeting certain criteria established jointly by the Company and the associate. Second is an annual bonus based upon the Company's financial performance.

         The annual bonus for all associates, other than Mr. Murray, is determined by the Compensation Committee following discussions with Mr. Murray, who makes a recommendation on each associate's bonus. The annual bonuses for Mr. Murray, and Mr. Eddinger are determined by the Committee based upon a percentage of adjusted income before taxes for the Company. In the case of Mr. Murray, the Committee has approved the payment of discretionary bonuses in each of the last three years. In awarding such discretionary bonus for 1996, the committee considered numerous factors, including the Company's performance relative to the hunting and shooting sports industry during 1996 and the complexity in operating the subsidiaries.

         Stock Options and Restricted Stock: The Company's long-term incentive compensation for executive officers is designed to focus management's attention on the Company's future. Such long-term compensation is provided through grants of stock options. The number of stock options granted is based upon the executive's salary, performance and responsibilities.

         The Compensation Committee has concluded that the Company's Chief Executive Officer, Joseph F. Murray, Jr. has very successfully led the implementation of the Company's strategy since he joined the Company in April 1991. He has provided the impetus which has led the Company to its position of leadership in its industry. Richard M. Eddinger also has helped the Company to achieve its position of leadership and, along with Mr. Murray, is expected to play an important role in helping the Company to implement its strategy over the next decade. With this in mind, in 1996 the Compensation Committee awarded stock options to Messrs. Murray and Eddinger at an exercise price of 85% of the market value per share on the date of exercise. These options provided that any shares acquired upon exercise would replace on a share-for-share basis the ten-year options originally granted to Messrs. Murray and Eddinger in 1993 and repriced in 1995 to purchase the same number of shares. Additionally, the Compensation Committee awarded 40,000 and 18,000 shares of restricted stock to Messrs. Murray and Eddinger, respectively.

                            TEN-YEAR OPTION REPRICING

                                                                                                                     Length of
                                                       Number of                                                  Original Option
                                                      Securities                                                       Term
                                                      Underlying   Market Price of   Exercise Price at    New       Remaining at
                                                       Options     Stock at Time of      Time of        Exercise      Date of
Name                                  Date             Repriced       Repricing          Repricing      Price(1)     Repricing
---------------------------------------------------------------------------------------------------------------------------------
Joseph F. Murray, Jr                  Nov. 18, 1996        95,918        $5.00           $7.00            $4.25        7 years
President and
Chief Executive Officer

Richard M. Eddinger                   Nov. 18, 1996        16,000         5.00            7.00             4.25        7 years
Vice President of Finance,
Treasurer and Chief Financial Officer


(1) The exercise price for the options was 85% of the market price on the date of exercise of the opton. The price in the table reflects for each officer the actual price at which the option was exercised.

         Other Compensation: Each executive officer also receives additional compensation through standard benefit plans available to all associates including, but not limited to, matching contributions pursuant to a 401(k) plan, paid vacation, and group health, life, and disability insurance. The Compensation Committee believes each of these benefits is an integral part of the overall compensation program that helps to ensure that executive officers of the company receive competitive compensation.

         Compensation Committee members are:

              E. Wayne Gibson - Chairman of the Compensation Committee,
                                Chairman of the Executive Committee and
                                Secretary

              Robert D. Gorham, Jr. - Chairman of the Board of Directors

PERFORMANCE GRAPH

         The graph below compares cumulative total shareholder return of the Common Stock for the period from June 30, 1993 (the month end following the commencement on June 9, 1993 of the Company's initial public offering of Common Stock) to December 31, 1996, with The Nasdaq Stock Market (US) Index and with a Peer Group* of companies for the same period. Total shareholder return represents stock price changes and assumes the reinvestment of dividends. The graph assumes the investment of $100 on June 30, 1993.

----------------------------------------------------------------------------------------
                                  06/93       12/93        12/94      12/95       12/96
----------------------------------------------------------------------------------------
ELLETT BROTHERS, INC             $100.00     $ 91.89     $164.68     $ 88.71     $ 56.18
----------------------------------------------------------------------------------------
THE NASDAQ STOCK MARKET (US)      100.00      105.77      111.04      144.03      178.99
----------------------------------------------------------------------------------------
PEER GROUP                        100.00      118.19      132.11      105.34      104.34
----------------------------------------------------------------------------------------

*The Peer Group is composed of companies that compete with the Company, companies that supply products distributed by the Company, and companies that otherwise operate in the outdoor sporting goods industry. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a Peer Group average. The members of the Peer Group are as follows: Sportmart, Inc., Sports & Recreation, Inc., Sturm Ruger & Company, Inc., and The Coleman Company, Inc.. Gander Mountain, Inc. was removed from the peer group since it ceased during 1996, to meet the trading requirements. All data points have been retroactively changed from June 30, 1993 to December 31, 1996 to give effect to the removal of Gander Mountain, Inc., from the peer group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of the date of this Proxy Statement, The Tuscarora Corporation, Tuscarora Marketing Group, Inc., EWG Investments, Inc., and Tuscarora Foundation, Inc. own an aggregate of approximately 50.7 % of the outstanding Common Stock. Robert D.Gorham, Jr., E. Wayne Gibson and William H. Batchelor are all directors of the Company and are the three directors of The Tuscarora Corporation. Mr. Gorham is the majority shareholder of The Tuscarora Corporation and Mr. Gibson is a principal shareholder and the President of The Tuscarora Corporation and the sole shareholder and President of EWG Investments, Inc. Mr. Gorham and Mr. Gibson are both directors of Tuscarora Foundation, Inc. See "Security Ownership of Certain Beneficial Owners and Management."

         Support Services: The Tuscarora Corporation and the Company provide each other with certain support services at cost. Payments by the Company as well as amounts received from The Tuscarora Corporation relating to such services have not been material. Pursuant to a policy adopted by the Board of Directors with respect to transactions with affiliates, the Company expects that any arrangement or agreement with The Tuscarora Corporation relating to such support services will be on terms no less favorable to the Company than available in transactions of such nature with unrelated third parties.

         Conversion and Indemnification: Pursuant to the conversion on June 9, 1993 of the Company from partnership to corporation form, The Tuscarora Corporation, Tuscarora Marketing Group, Inc., and EWG Investments, Inc. received 2,560,000, 40,000 and 1,400,000 shares of Common Stock, respectively, in exchange for their interest in the partnership. In connection with such conversion, the Company indemnified each of these partners against all of the obligations and liabilities associated with the partnership's operations.

                                  PROPOSAL TWO
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Coopers & Lybrand L.L.P., certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year 1997, subject to shareholder ratification and the Board's acceptance of a definitive fee proposal. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

         The Board of Directors recommends a vote "FOR" this proposal.

         A representative of Coopers & Lybrand L.L.P. will be available by telephone during the Annual Meeting to respond to appropriate questions.

                                 OTHER BUSINESS

         The Board of Directors of the Company knows of no other matter to come before the meeting. However, if any matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed form of proxy for holders of Common Stock to vote such proxy in accordance with their best judgment.

                        PROPOSALS FOR 1998 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company by December 22, 1997 for possible inclusion in the proxy material relating to such meeting.

                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which is required to be filed with the Securities and Exchange Commission, will be made available to shareholders to whom this proxy statement is mailed, without charge, upon written request to Mr. Richard M. Eddinger, Vice President of Finance, Ellett Brothers, Inc., 267 Columbia Avenue, Chapin, South Carolina 29036.

                                             By order of the Board of Directors,



                                             E. Wayne Gibson
                                             Secretary



April 21, 1997

                                                                     APPENDIX A

                            ELLETT BROTHERS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 28, 1997, IN THE MEETING FACILITIES OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 267 COLUMBIA AVENUE, CHAPIN, SOUTH CAROLINA AT 10:00 A.M. LOCAL TIME.

     The undersigned hereby appoints Richard M. Eddinger and Ed Van Dyke, or any of them in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of Ellett Brothers, Inc., a South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Meeting Facilities of the Company's principal executive offices at 267 Columbia Avenue, Chapin, South Carolina on May 28, 1997 at 10:00 a.m., and at any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

1. Election of Directors:

   [ ] FOR all nominees listed below                   [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below)            to vote as to all
       (This is considered a vote for all nominees)        nominees

NOTE: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

      One year term:   William H. Batchelor     E. Wayne Gibson
                       Robert D. Gorham, Jr.    Joseph F. Murray, Jr.
                       Charles V. Ricks         William H. Stanley

2. The ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company for the fiscal year ending December 31, 1997, subject to the acceptance by the Board of Directors of a definitive fee proposal.

           FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.









THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" MATTERS (1), AND (2) ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

                                          Date                        , 1997
                                               -----------------------

                                          Signature(s)
                                                      -------------------------


                                                      -------------------------

                                          (Please sign exactly as shown on
                                          envelope addressed to you.
                                          If securities are jointly owned,
                                          each should sign.)